Exhibit 99.1

NEWS RELEASE

Loews Corporation Elects Dino Robusto to Its Board of Directors

New York, NY, November 3, 2025: Loews Corporation (NYSE:L) announced today that Dino Robusto has been elected a director of Loews, effective January 1, 2026.

Mr. Robusto was the Chief Executive Officer and Chairman of the Board of Loews’s subsidiary, CNA Financial Corporation (NYSE:CNA), from 2016 until 2024, and has served as Executive Chairman of CNA during 2025. His term as Executive Chairman of CNA expires on December 31, 2025, at which time he will leave the CNA Board.

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information, please visit www.loews.com.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403